SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 1, 2015 (August 28, 2015)

Date of Report (Date of earliest event reported)

CRESTWOOD EQUITY PARTNERS LP

(Exact name of Registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 Louisiana Street, Suite 2550

Houston, Texas 77002

(Address of principal executive offices)

(832) 519-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On August 28, 2015, Crestwood Operations LLC (“Crestwood Operations”), a subsidiary of Crestwood Equity Partners LP (the “Partnership”), entered into an Amended and Restated Employment Agreement with Heath Deneke, the Partnership’s Chief Operating Officer and President, Pipeline Services Group (the “Employment Agreement”). The Employment Agreement amends and restates in its entirety the employment agreement entered into by and between Crestwood Operations and Mr. Deneke dated January 21, 2014.

Pursuant to the terms of the Employment Agreement, Crestwood Operations will pay Mr. Deneke an annual salary of $475,000. In addition, Mr. Deneke’s target annual bonus will be equal to 90% of his base salary and his target equity grant level will be equal to 250% of his base salary.

The foregoing description of the Employment Agreement is subject to, and is qualified in entirety by, the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement between Heath Deneke and Crestwood Operations LLC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP

	By:	Crestwood Equity GP LLC,
its General Partner

Date: September 1, 2015	By:	/s/ Joel C. Lambert
Joel C. Lambert
Senior Vice President and General Counsel